     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1996

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CTI GROUP (HOLDINGS) INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                            51-0308583
          (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                           Identification Number)

                              901 S. TROOPER ROAD
                        VALLEY FORGE, PENNSYLVANIA 19484
                    (Address of principal executive offices)

                     STOCK OPTION AND RESTRICTED STOCK PLAN
                              (Full Title of Plan)

            ANTHONY P. JOHNS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CTI GROUP (HOLDINGS) INC.
                              901 S. TROOPER ROAD
                        VALLEY FORGE, PENNSYLVANIA 19484
                    (Name and address of agent for service)

                                 (610) 666-1700
         (Telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

                          STEPHEN T. BURDUMY, Esquire
                       WILLIAM W. MATTHEWS, III, Esquire
                  Klehr, Harrison, Harvey, Branzburg & Ellers
                               1401 Walnut Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 568-6060

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM
       TITLE OF SECURITIES             AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
         TO BE REGISTERED            BE REGISTERED     PER SHARE (1)     OFFERING PRICE   REGISTRATION FEE
Common Stock, par value $.01 per
 share............................   600,000 shares       $.30(1)         $180,000(1)          $62.07

(1) Based on the average of the bid and asked price of the Registrant's Common Stock as reported on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board on March 1, 1996, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

    A Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 is being filed with the Commission as part of this Registration Statement. The Section 10(a) Reoffer Prospectus is not being filed with the Commission as part of this Registration Statement.

REOFFER PROSPECTUS

                           CTI GROUP (HOLDINGS) INC.

                              901 S. TROOPER ROAD
                        VALLEY FORGE, PENNSYLVANIA 19484
                                 (610) 666-1700

                             ---------------------

                         600,000 SHARES OF COMMON STOCK

                                ----------------

    The shares (the "Shares") of Common Stock, par value $.01 per share, of CTI Group (Holdings) Inc. (formerly Communications Group Inc.) (together with its subsidiaries, the "Company") which are the subject of this Reoffer Prospectus and which may be sold from time to time are Shares which (i) have been acquired by certain employees, employee directors and non-employee directors of the Company or (ii) may be acquired from time to time by designated officers and other employees of the Company, members of the Company's Board of Directors and independent contractors and consultants who perform services for the Company pursuant to the Company's Stock Option and Restricted Stock Plan (the "Selling Stockholders"). See "Selling Stockholders".

    It is anticipated that the Shares may be offered for sale by one or more of the Selling Stockholders, in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the National Association of Securities Dealers, Inc.
Over-The-Counter   Bulletin  Board  under  the  symbol  "CTIG,"  or  in  private transactions at negotiated prices or otherwise. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders, and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Shares. The Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Stockholders.

    The Company will pay all costs and expenses incurred by it in connection with the registration of the Shares under the Securities Act. The Selling Stockholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes.

    SEE "SPECIAL CONSIDERATIONS" BEGINNING ON PAGE 4 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PURCHASERS OF THE SHARES.

                            ------------------------

     THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY THE
      SECURITIES AND EXCHANGE  COMMISSION NOR HAS  THE COMMISSION  PASSED
       UPON  THE ACCURACY OR ADEQUACY  OF THIS REOFFER PROSPECTUS. ANY
          REPRESENTATION TO  THE  CONTRARY IS  A  CRIMINAL  OFFENSE.

             THE DATE OF THIS REOFFER PROSPECTUS IS MARCH 5, 1996.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS REOFFER PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS REOFFER PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY THE SECURITIES TO WHICH THIS REOFFER PROSPECTUS RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS REOFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at prescribed rates at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Common Stock of the Company is listed on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board, and reports, proxy and information material and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 "K" Street, Washington, DC 20006-1506.

    This Reoffer Prospectus constitutes a part of a registration statement on Form S-8 (the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the securities offered hereby. This Reoffer Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the Public Reference Section of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995;

        (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995;

        (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995;

        (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995; and

        (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated June 29, 1982, including all amendments and reports filed for the purpose of updating such description.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Reoffer Prospectus incorporates). Written or oral requests for copies should be directed to Mary Ann Davis, Corporate Secretary, CTI Group (Holdings) Inc., 901 S. Trooper Road, Valley Forge, Pennsylvania 19484, (610) 666-1700.

                                  THE COMPANY

    The Company is engaged in the sale of telephone management software and services. The telephone management software and services are designed to assist customers in the management and control of their business telephone costs through a variety of allocation, usage, network analysis and other reports. The Company provides these services on a monthly service bureau basis or by licensing software whereby customers may perform these functions on-site.

    The Company also provides telecommunications billing services to shared tenant service providers and telephone long distance service resellers who provide centralized sale and service of telecommunication products and networks to business customers. This service is available on both a service bureau basis and on the Company's license software for in-house applications.

    The Company is a Delaware corporation, with its principal executive offices located at 901 S. Trooper Road, Valley Forge, Pennsylvania 19484, and its telephone number is (610) 666-1700.

                             SPECIAL CONSIDERATIONS

    The securities offered hereby are speculative in nature and involve a high degree of risk. In addition to the other information set forth in this Reoffer Prospectus (including the information set forth in the documents incorporated herein by reference), the following factors should be considered carefully by prospective investors in evaluating an investment in the shares of Common Stock offered by this Reoffer Prospectus.

DEFICIENCY OF EARNINGS; NO DIVIDENDS

    For the year ended March 31, 1995, the Company experienced a net loss of approximately $477,000. There can be no assurance that the Company will ever operate at a profitable level on a consistent basis. Until such times as sufficient cash flow is generated from operations so as to offset expenses incurred in connection therewith, the Company will have to utilize its capital resources or external sources of funding to satisfy its working capital needs. In addition, the Company has not declared or paid any cash dividends on its Common Stock since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

COMPETITION; RAPID TECHNOLOGICAL CHANGES

    The telephone call management industry is highly competitive and characterized by rapid technological changes and developments which may reduce or eliminate the utility of some of the Company's products. While the Company believes that the quality, array and flexibility of the products and services which it offers materially differentiate it from the products and services offered by its competitors, the Company still faces competition from telephone operating companies and communications and data management companies which possess greater capital resources, more extensive research and development staffs, better established product lines and greater name recognition. In the event the Company is unable to produce state-of-the-art products and services and to market such products and services to the public at competitive prices, the Company's operations could be materially adversely affected.

INTELLECTUAL PROPERTY

    The Company has not applied for patent or copyright protection with respect to any of its software programs or other technology which it deems proprietary. The Company believes that available intellectual property protection would not afford the Company significant protection against competitors developing non-infringing software or other technology. The Company seeks to protect its proprietary information by way of confidentiality and non-disclosure agreements with employees and third parties who may have access to such information and through continued upgrading and modification of its proprietary products. The failure of the Company to adequately protect its proprietary products could have a material adverse effect on the Company's operations. In addition, while the Company does not believe that its technology infringes on the intellectual property rights of third parties, there can be no assurance that certain aspects of the Company's technology will not be challenged by others in the telecommunications industry or that the Company will not be required to license or otherwise acquire from third parties the right to use certain technology. The failure to overcome such challenges or acquire such rights could have a material adverse effect on the Company's operations.

RISKS OF INTERNATIONAL BUSINESS

    The Company operates and sells its products and services to clients in various countries. Accordingly, the Company is subject to the risks inherent in conducting business across national boundaries, including, but not limited to, currency exchange rate fluctuations, international incidents, military outbreaks, economic downturns, government instability, nationalization of foreign assets, government protectionism and changes in governmental policy, any of which risks could have a material adverse effect on the prospects of the Company.

DEPENDENCE ON KEY PERSONNEL

    The success of the Company will depend greatly upon the active participation and experience of its management. The loss of any of the Company's executive officers could adversely affect the conduct of the Company's business. In addition, the future success of the Company's operations will depend, in large part, upon the ability of the Company's personnel to perfect and improve upon existing and proposed products. The loss of some or all of such personnel, or the inability of the Company to attract additional personnel, or the inability of such personnel to develop efficient telecommunication systems, will inhibit the Company's ability to sell its products and services and to operate profitability.

NEED FOR ADDITIONAL FINANCING

    While the Company believes its working capital is adequate to fund its operations for the foreseeable future, the Company will need additional financing in order to fund expansion of the Company's products and services as well as to expand the number of markets in which such products and services are available. There can be no assurance that additional financing will be available to the Company on desirable terms or at all in order to fund such expansions. The inability of the Company to obtain adequate financing could have a material adverse effect on the Company's prospects.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of the Shares of Common Stock offered hereby. The Selling Stockholders will receive all of the net proceeds from the sale of the Shares of Common Stock offered hereby.

                              SELLING STOCKHOLDERS

    The following persons are current employees, employee directors and non-employee directors of the Company, each of whom is eligible to sell pursuant to this Reoffer Prospectus the number of Shares set forth opposite their name in the table below. In addition, certain designated officers, employees, members of the Board of Directors and independent contractors and consultants may be granted Shares pursuant to the Stock Option and Restricted Stock Plan and, upon such issuance, may sell such Shares pursuant to this Reoffer Prospectus.

                                                     PRE-OFFERING                              POST-OFFERING
                                               ------------------------                   ------------------------
                                                  TOTAL                                      TOTAL
                                                NUMBER OF                                  NUMBER OF
                                                 SHARES                                     SHARES
                                               BENEFICIALLY PERCENTAGE       SHARES       BENEFICIALLY PERCENTAGE
SELLING STOCKHOLDERS                            OWNED(1)    OF CLASS(2)  OFFERED (1)(3)    OWNED (3)   OF CLASS(2)
---------------------------------------------  -----------  -----------  ---------------  -----------  -----------
Rupert D. Armitage...........................      400,000       7.39%         30,000         370,000       6.84%
Mark H. Daugherty............................       65,600       1.21%         50,000          15,600       *
Mary Ann Davis...............................       67,225       1.24%         30,000          37,225       *
Alvin B. Gentzler............................       40,500       *             30,000          10,500       *
Francis O. Hunnewell.........................      181,667       3.36%         30,000         151,667       2.80%
Anthony P. Johns (4).........................    1,768,302      32.55%         50,000       1,718,302      31.63%
Paul A. Johns................................      116,000       2.14%         30,000          86,000       1.59%
John D. Mazzuto..............................      196,667       3.63%         30,000         166,667       3.08%
Robert H. Nielsen............................       40,300       *             30,000          10,300       *

------------------------
 *  Less than 1%

(1) Assumes exercise of all options held as of March 5, 1996 to purchase Shares granted to the Selling Stockholders pursuant to the Plan.

(2) Percentages calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, based on 5,381,756 shares of Common Stock outstanding as of March 5, 1996.

(3) Assumes offer and sale of all Shares eligible to be offered and sold hereby by the Selling Stockholders.

(4) Includes 150,000 shares of Common Stock owned by Asian Oceanic Capital Corporation over which Mr. Johns holds voting power.

                              PLAN OF DISTRIBUTION

    The Common Stock is listed for trading on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board (the "Bulletin Board"). The sale of the shares of Common Stock offered hereunder is not being underwritten. The shares of Common Stock covered by this Reoffer Prospectus may be offered and sold by the Selling Stockholders from time to time on the Bulletin Board through broker-dealers selected by the Selling Stockholders at market prices prevailing at the time of sale, in private transactions at negotiated prices or otherwise. It is anticipated that such transactions will be effected without payment of any underwriting commissions or discounts, other than brokers' commissions or fees customarily paid in connection with such transactions, which commissions and fees will be borne by the Selling Stockholders.

    The Company has agreed to bear the costs of registering the shares of Common Stock offered hereby under the Securities Act, but will not receive any of the proceeds from the sale of the shares of Common Stock.

    There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

                                 LEGAL MATTERS

    The  legality of the shares  of Common Stock offered  hereby has been passed
upon  for  the  Company  by   Klehr,  Harrison,  Harvey,  Branzburg  &   Ellers,
Philadelphia, Pennsylvania.

                                    EXPERTS

    The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1995 have been audited by Zelenkofske, Axelrod & Co., Ltd., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS REOFFER PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY A
SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS REOFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                            ------------------------

                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents by
 Reference.....................................           2
The Company....................................           4
Special Considerations.........................           4
Use of Proceeds................................           5
Selling Stockholders...........................           5
Plan of Distribution...........................           6
Legal Matters..................................           6
Experts........................................           7

                                 600,000 SHARES

                                   CTI GROUP
                                (HOLDINGS) INC.

                                  COMMON STOCK

                             ---------------------

                               REOFFER PROSPECTUS

                             ---------------------

                                 MARCH 5, 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated into this Registration Statement by reference:

    1. The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995;

    2. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995;

    3. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995;

    4. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995; and

    5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated June 29, 1982, including all amendments and reports filed for the purpose of updating such description.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The law firm of Klehr, Harrison, Harvey, Branzburg & Ellers has delivered an opinion in connection herewith with respect to the legality of the shares of Common Stock being registered hereunder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has adopted in its Certificate of Incorporation and Bylaws the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

    Further, the Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all persons whom it may indemnify pursuant to
Section 145 of the Delaware Corporation Law to the full extent permitted therein. Section 145 provides, subject to various exceptions and limitations, that the Company may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of a quorum of disinterested members of the Board of Directors, independent legal counsel or the stockholders of the Company. In addition, the Company shall indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Any restricted securities to be offered or resold pursuant to this Registration Statement are exempt under Section 4(2) of the Securities Act of 1933, as amended, as a non-public offering of securities.

ITEM 8.  EXHIBITS.

 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
     4.1*  Stock Option and Restricted Stock Plan
     5  *  Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers
    23.1*  Consent of Zelenkofske, Axelrod & Co., Ltd.
    23.2*  Consent of Klehr, Harrison, Harvey, Branzburg & Ellers (included in the opinion filed as Exhibit 5 hereto)
    24  *  Powers of Attorney (included in the signature pages hereto)

------------------------
*Filed Herewith.

ITEM 9.  UNDERTAKINGS.

    (a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to its Certificate of Incorporation, its bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Forge, Commonwealth of Pennsylvania, on this 5th day of March, 1996.

                                          CTI GROUP (HOLDINGS) INC.

                                          By:         /s/ ANTHONY P. JOHNS

                                             -----------------------------------
                                                        Anthony P. Johns,
                                                  PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

    Each of the undersigned officers and directors of CTI Group (Holdings) Inc. whose signature appears below hereby appoints Anthony P. Johns and Mark H. Daugherty, jointly and each individually, as true and lawful attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on this 5th day of March, 1996.

                      SIGNATURE                                        TITLE(S)                       DATE
------------------------------------------------------  --------------------------------------  -----------------

                  /s/ JOHN D. MAZZUTO
     -------------------------------------------        Chairman of the Board and Director        March 5, 1996
                   John D. Mazzuto

                 /s/ ANTHONY P. JOHNS
     -------------------------------------------        President, Chief Executive Officer and    March 5, 1996
                   Anthony P. Johns                      Director

               /s/ FRANCIS O. HUNNEWELL
     -------------------------------------------        Director                                  March 5, 1996
                 Francis O. Hunnewell

                /s/ RUPERT D. ARMITAGE
     -------------------------------------------        Director                                  March 5, 1996
                  Rupert D. Armitage

                 /s/ MARK H. DAUGHERTY                  Chief Financial Officer and Director
     -------------------------------------------         (Principal Accounting and Financial      March 5, 1996
                  Mark H. Daugherty                      Officer)

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER     DESCRIPTION                                                                                     PAGE NUMBER
-----------  ----------------------------------------------------------------------------------------------  -----------
       4.1   Stock Option and Restricted Stock Plan                                                                  16
       5     Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers                                                  25
      23.1   Consent of Zelenkofske, Axelrod & Co., Ltd.                                                             26
      23.2   Consent of Klehr, Harrison, Harvey, Branzburg & Ellers (included in Exhibit 5 hereto)                   25
      24     Powers of Attorney (included in the signature pages hereto)                                           II-4